UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 13, 2003 (January 16, 2003)

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA (Address of principal executive offices)

94404 (Zip Code)

(650) 574-3000 (Registrant’s telephone number, including area code)

                This Amended Current Report on Form 8-K amends and supplements the items, financial statements, exhibits and other portions of the Current Report on Form 8-K filed by Gilead Sciences, Inc. with the Commission on January 29, 2003.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a)           On January 16, 2003, Simbolo Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and a wholly owned subsidiary of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), completed a cash tender offer (the “Offer”) for all of the outstanding common stock of Triangle Pharmaceuticals, Inc. (“Triangle”) by accepting for payment all shares of Triangle common stock validly tendered and not withdrawn prior to the expiration of the Offer at 12:00 midnight, New York City time, on Wednesday, January 15, 2003.   Gilead contributed to Acquisition Sub from cash on hand and cash equivalents the funds necessary to pay for all shares of Triangle common stock accepted for payment by Acquisition Sub in the Offer.  On January 16, 2003, Gilead issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the Offer.

On January 23, 2003, Gilead caused Acquisition Sub to merge with and into Triangle, pursuant to which Triangle became a wholly-owned subsidiary of Gilead, and each share of Triangle common stock not accepted for payment by Acquisition Sub in the Offer was, subject to appraisal rights, converted into the right to receive $6.00 in cash, without interest.  On January 23, 2003, Gilead issued a press release, which is filed as Exhibit 99.2 hereto and incorporated by reference herein, announcing the effectiveness of the merger of Acquisition Sub with and into Triangle.

(b)           Gilead is a pharmaceutical company active in the development and commercialization of antiviral drug candidates and Triangle is a pharmaceutical company active in the development of antiviral drug candidates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired

See Exhibit 99.3 for audited financial statements of Triangle.

(b)           Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of December 31, 2002 is presented as if Gilead’s acquisition of Triangle’s net assets had occurred as of that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 is presented as if Gilead’s acquisition of Triangle’s net assets had occurred on January 1, 2002.

The Triangle acquisition has been accounted for as an acquisition of assets rather than as a business combination as Triangle is a development stage company that has not commenced its planned principal operations.  Triangle lacks the necessary elements of a business because it does not have completed products and, therefore, no ability to access customers.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present Gilead’s pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.  The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination of their respective fair values.

The pro forma information may not necessarily be indicative of Gilead’s results of operations or financial position had the transaction been in effect as of or for the periods presented, nor is such information necessarily indicative of Gilead’s results of operations or financial position for any future period or date.  Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations for synergies that may be realized through the combination of Gilead and Triangle or costs that may be incurred in integrating their operations.  The unaudited pro forma condensed combined financial statements should be read in conjunction with Gilead’s audited consolidated financial statements and notes thereto included in Gilead’s annual report on Form 10-K for the year ended December 31, 2002 and the historical consolidated financial statements, including the notes thereto, of Triangle, included as Exhibit 99.3 to this Amended Current Report on Form 8-K.

GILEAD SCIENCES, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(unaudited)

(in thousands, except per share amounts)

	December 31, 2002
	Gilead Sciences, Inc.	Triangle Pharmaceuticals, Inc.	Pro forma adjustments		Pro forma
Assets
Current assets:
Cash and cash equivalents	$616,931	$65,469	$(463,147)	A	$219,253
Marketable securities	325,443	33,733	—		359,176
Accounts receivable	125,036	—	—		125,036
Note receivable from Triangle	50,000	—	(50,000)	B	—
Inventories	51,628	—	—		51,628
Prepaid expenses and other	14,722	1,361	—		16,083
Total current assets	1,183,760	100,563	(513,147)		771,176

Property, plant and equipment, net	67,727	2,792	—		70,519
Other noncurrent assets	36,696	1,000	4,600	C	42,296
	$1,288,183	$104,355	$(508,547)		$883,991
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,406	$6,245	$—		$30,651
Accrued clinical and preclinical expenses	7,063	10,640	—		17,703
Accrued compensation and employee benefits	21,511	1,116	6,612	D	29,239
Other accrued liabilities	44,026	3,072	13,599	E	63,953
			3,256	C
Deferred revenue	7,692	—	—		7,692
Long-term obligations due within one year	194	1,801	—		1,995
Total current liabilities	104,892	22,874	23,467		151,233

Long-term deferred revenue	16,677	2,000	(2,000)	C	16,677
Long-term obligations due after one year	273	50,008	(50,000)	B	281
Convertible senior debt	345,000	—	—		345,000
Convertible subordinated debt	250,000	—	—		250,000
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.001 per share; 500,000 shares authorized; 197,595 shares issued and outstanding	198	77	(77)	F	198
Additional paid-in capital	950,308	470,855	(470,855)	F	991,647
			41,339	G
Deferred compensation	—	—	(3,823)	G	(3,823)
Accumulated other comprehensive income	2,475	96	(96)	F	2,475
Accumulated deficit	(381,640)	(441,555)	441,555	F	(869,697)
			(488,057)	H
Total stockholders’ equity	571,341	29,473	(480,014)		120,800
	$1,288,183	$104,355	$(508,547)		$883,991

                                              See notes to pro forma condensed combined financial statements.

GILEAD SCIENCES, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Year ended December 31, 2002
	Gilead Sciences, Inc.	Triangle Pharmaceuticals, Inc.	Pro forma adjustments		Pro forma
Revenues:
Product sales, net	$423,879	$—	$—		$423,879
Royalty revenue, net	20,406	—	—		20,406
Contract revenue	22,505	16,625	—		39,130
Total revenues	466,790	16,625	—		483,415

Costs and expenses:
Cost of goods sold	69,724	—	—		69,724
Research and development	134,758	54,683	1,000	I	190,441
Selling, general and administrative	181,301	8,411	1,758	I	191,470
Total costs and expenses	385,783	63,094	2,758		451,635

Income (loss) from operations	81,007	(46,469)	(2,758)		31,780

Gain (loss) on sale of marketable securities	(16,048)	14	—		(16,034)
Insurance proceeds	—	10,000	—		10,000
Interest income	22,291	2,275	(8,471)	J	16,095
Interest expense	(13,853)	(480)	—		(14,333)

Income (loss) before provision for income taxes	73,397	(34,660)	(11,229)		27,508

Provision for income taxes	1,300	—	—		1,300
Net income (loss)	$72,097	$(34,660)	$(11,229)		$26,208

Basic and diluted net loss per common share:
Earnings per share — basicle	$0.37				$0.13
Earnings per share — dilutedle	$0.35				$0.13

Shares used in per share calculation — basic	195,543				195,543
Shares used in per share calculation — diluted	206,477				206,477

See notes to pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

On January 16, 2003, Acquisition Sub completed the Offer for all of the outstanding common stock of Triangle Pharmaceuticals, Inc. (“Triangle”) by accepting for payment all shares of Triangle common stock validly tendered and not withdrawn prior to the expiration of the Offer at 12:00 midnight, New York City time, on Wednesday, January 15, 2003.   Gilead contributed to Acquisition Sub from cash on hand and cash equivalents the funds necessary to pay for all shares of Triangle common stock accepted for payment by Acquisition Sub in the Offer.

On January 23, 2003, Gilead caused Acquisition Sub to merge with and into Triangle, pursuant to which Triangle became a wholly-owned subsidiary of Gilead, and each share of Triangle common stock not accepted for payment by Acquisition Sub in the Offer was, subject to appraisal rights, converted into the right to receive $6.00 in cash, without interest.

The Triangle acquisition has been accounted for as an acquisition of assets rather than as a business combination as Triangle is a development stage company that has not commenced its planned principal operations.  Triangle lacks the necessary elements of a business because it does not have completed products and, therefore, no ability to access customers.

The unaudited pro forma condensed combined financial statements present financial information for Gilead giving effect to the acquisition of the net assets of Triangle. The unaudited pro forma condensed combined balance sheet as of December 31, 2002 is presented as if the acquisition occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 is presented as if the acquisition had occurred on January 1, 2002.

For purposes of the unaudited pro forma condensed combined financial statements, Gilead assumed an aggregate preliminary purchase price of $525 million, including cash paid to the Triangle stockholders of $463 million, the fair value of stock options assumed of $41 million, estimated transaction costs of $14 million and estimated employee termination costs of $7 million.  The unaudited pro forma condensed combined financial statements reflect adjustments that are based upon preliminary estimates of the allocation of the purchase price to the acquired assets and liabilities of Triangle based on available information and certain assumptions that Gilead believes are reasonable in the circumstances.  Gilead anticipates a significant portion of the purchase price (currently estimated to be $488 million) to be allocated to in-process research and development due to Triangle’s incomplete research and development programs that had not yet reached technological feasibility and had no alternative future use as of that date.  The preliminary value of the in-process research and development was determined by estimating the related future net cash flows using a present value discount rate of 15.75% which is based on Gilead’s estimated weighted average cost of capital taking into account the risks associated with the projects acquired.  This charge will be recorded as of the acquisition date and included in Gilead’s statement of operations for the quarter ending March 31, 2003.  In reaching this determination Gilead considered, among other factors, the stage of development of each potential product acquired, the time and resources needed to complete each product, expected income and associated risks including the inherent difficulties and uncertainties in developing a drug compound including obtaining FDA and other regulatory approvals and risks related to the viability of and potential alternative treatments in any future target markets.

The final allocation of the purchase price, which may be different from the current estimate, will be based upon an appraisal prepared by an independent third party and a comprehensive evaluation of the fair value of the acquired intangible and tangible assets and liabilities, including in-process research and development and liabilities assumed as of the closing date. The final determination of tangible and intangible assets purchased may result in future depreciation and amortization expenses that are different from the preliminary estimates of these amounts.  As a result of these uncertainties, the exact amount of the final purchase price and allocation of such purchase price may differ from the amounts assumed in the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Adjustments

Pro Forma Condensed Combined Balance Sheet

A)                                  Reflects the cash payment for 77,191,227 shares of Triangle common stock.

B)                                    Reflects the elimination of a note executed in December 2002 between Gilead and Triangle.

C)                                    Adjustments to the historical amounts of Triangle’s net assets to reflect the estimated fair values of identifiable tangible and intangible assets and liabilities of Triangle acquired.  The $4.6 million of intangible assets acquired relate to Triangle’s assembled workforce which will be amortized over 3 years, the estimated useful life of these assets.

D)                                   Reflects accrued compensation and employee benefits related to estimated employee termination costs which have been included as part of the purchase consideration.

E)                                     Reflects the estimated liability for costs and expenses directly related to this transaction, including investment banking, legal and accounting fees which have been included as part of the purchase consideration.

F)                                     Reflects the elimination of Triangle’s stockholders’ equity accounts.

G)                                    Reflects the estimated fair value of options assumed of $41 million and the estimated intrinsic value of assumed unvested stock options of $4 million which has been recorded as deferred compensation.

H)                                   Reflects the estimated in-process research and development charge of $488 million related to the acquisition.  This in-process research and development charge is reflected in the unaudited pro forma condensed combined balance sheet, but is not reflected in the unaudited pro forma condensed combined statement of operations included herein since it is a nonrecurring charge directly attributable to the transaction.  The in-process research and development charge will be reflected as an expense in Gilead’s statement of operations for the quarter ending March 31, 2003.

Pro Forma Condensed Combined Statement of Operations

I)                                        Reflects the amortization of $1.5 million of acquired intangible assets based on the estimated fair value and estimated useful life assigned to these assets at the date of acquisition and the amortization of deferred compensation of $1.2 million related to the unvested stock options assumed in the acquisition.

J)                                       Reflects a decrease in interest income due to the cash element of the purchase consideration presumed to have been paid at the beginning of the year.

(c)           Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release, issued by Gilead Sciences, Inc. on January 16, 2003 (1)
99.2	Press Release, issued by Gilead Sciences, Inc. on January 23, 2003 (2)
99.3	Financial statements of Triangle Pharmaceuticals, Inc.

(1)  Filed as Exhibit 99.1 to Current Report on Form 8-K filed by Gilead Sciences, Inc. with the Commission on January 29, 2003

(2)  Filed as Exhibit 99.2 to Current Report on Form 8-K filed by Gilead Sciences, Inc. with the Commission on January 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(registrant)

/s/John F. Milligan
John F. Milligan
Senior Vice President and Chief Financial Officer

Date:       March 12, 2003

Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release, issued by Gilead Sciences, Inc. on January 16, 2003 (1)
99.2	Press Release, issued by Gilead Sciences, Inc. on January 23, 2003 (2)
99.3	Financial statements of Triangle Pharmaceuticals, Inc.

(1)  Filed as Exhibit 99.1 to Current Report on Form 8-K filed by Gilead Sciences, Inc. with the Commission on January 29, 2003

(2)  Filed as Exhibit 99.2 to Current Report on Form 8-K filed by Gilead Sciences, Inc. with the Commission on January 29, 2003